EXHIBIT 10.37

AMENDMENT NO. TWO TO

KINDRED HEALTHCARE, INC. LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. TWO (“Amendment”) to the Kindred Healthcare, Inc. Long-Term Incentive Plan (the “LTIP”) is adopted on the 16th day of December, 2003.

Reason for Amendment. This Amendment is intended to allow for different award percentages under the LTIP for employees that are Senior Vice Presidents.

Amendment.

Section 2(o) of the LTIP shall be replaced in its entirety with the following:

(o) “Maximum Award” shall mean the highest amount that may be awarded to Participants in certain positions or employment levels of the Company, expressed as percentages of such Participants’ Base Salary, as follows:

Position/Level:	Percentage of Base Salary:
Chief Executive Officer	100%
Members of Executive Committee	90%
Senior Vice Presidents	60%
Vice Presidents	40%
Senior Corporate Managers	25%
Other Key Employees	15%

IN WITNESS WHEREOF, Kindred Healthcare, Inc. has executed this instrument on the date first above written.

KINDRED HEALTHCARE, INC.

By:	/s/ Edward L. Kuntz

Edward L. Kuntz, Chairman and Chief Executive Officer